Exhibit 25.3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Truist Bank

(Exact name of trustee as specified in its charter)

North Carolina	56-0149200
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification Number)

223 West Nash Street Wilson, NC 27893	27893
(Address of principal executive offices)	(Zip Code)

Patrick Giordano

Vice President

223 West Nash Street

Wilson, NC 27893

(904) 463-6762

(Name, address and telephone number of agent for service)

D.R. HORTON, INC.

Co-obligors are listed on the following pages.

(Exact name of obligor as specified in its charter)

Delaware	75-2386963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1341 Horton Circle

Arlington, Texas 76011

(817) 390-8200

(Address, including zip code, and telephone number, including area code, of obligor’s principal executive offices)

Subordinated Debt Securities and Related Guarantees

(Title of the indenture securities)

TABLE OF ADDITIONAL CO-OBLIGORS

The following direct and indirect subsidiaries of D.R. Horton, Inc. may guarantee the D.R. Horton Inc. subordinated debt securities. The address, including zip code, and telephone number, including area code, for each of the co-registrants is c/o D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011, (817) 390-8200.

Name of Co-Obligor	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
C. Richard Dobson Builders, Inc.	Virginia	54-1082672
CH Investments of Texas, Inc.	Delaware	86-0831611
CHTEX of Texas, Inc.	Delaware	74-2791268
Continental Homes, Inc.	Delaware	86-0515339
Continental Homes of Texas, L.P.	Texas	74-2791904
Continental Residential, Inc.	California	86-0596757
D.R. Horton – CHAustin, LLC	Delaware	47-4632353
D.R. Horton – Colorado, LLC	Delaware	47-4670290
D.R. Horton – Corpus Christi, LLC	Delaware	83-1226448
D.R. Horton – Crown, LLC	Delaware	46-1022394
D.R. Horton – Emerald, Ltd.	Texas	75-2926873
D.R. Horton – Georgia, LLC	Delaware	46-1040657
D.R. Horton – Highland, LLC	Delaware	47-4659972
D.R. Horton – Houston, LLC	Delaware	83-1336183
D.R. Horton – Indiana, LLC	Delaware	47-4681214
D.R. Horton – Iowa, LLC	Delaware	47-4670415
D.R. Horton – Nebraska, LLC	Delaware	83-1257652
D.R. Horton – NW Arkansas, LLC	Delaware	83-1275508
D.R. Horton – Pensacola, LLC	Delaware	83-1286376
D.R. Horton – Permian, LLC	Delaware	47-4645825
D.R. Horton – Regent, LLC	Delaware	46-1018273
D.R. Horton – Springfield, LLC	Delaware	83-1321463
D.R. Horton – Terramor, LLC	Delaware	47-4654463
D.R. Horton – Texas, Ltd.	Texas	75-2491320
D.R. Horton – WPA, LLC	Delaware	83-1352262
D.R. Horton – WPH, LLC	Delaware	46-1038842
D.R. Horton – Wyoming, LLC	Delaware	83-1246812
D.R. Horton, Inc. – Birmingham	Alabama	62-1666398
D.R. Horton, Inc. – Chicago	Delaware	75-2795240
D.R. Horton, Inc. – Dietz-Crane	Delaware	75-2926868
D.R. Horton, Inc. – Greensboro	Delaware	75-2599897
D.R. Horton, Inc. – Gulf Coast	Delaware	75-2926872
D.R. Horton, Inc. – Huntsville	Delaware	20-4973832
D.R. Horton, Inc. – Jacksonville	Delaware	75-2460269
D.R. Horton, Inc. – Louisville	Delaware	75-2636512
D.R. Horton, Inc. – Midwest	California	75-2589359
D.R. Horton, Inc. – Minnesota	Delaware	75-2527442
D.R. Horton, Inc. – New Jersey	Delaware	75-2665362
D.R. Horton, Inc. – Portland	Delaware	75-2763765
D.R. Horton, Inc. – Torrey	Delaware	75-2689997
D.R. Horton BAY, Inc.	Delaware	65-1218940
D.R. Horton CA2, Inc.	California	75-2569592
D.R. Horton CA3, Inc.	Delaware	75-2926871
D.R. Horton CA4, LLC	Delaware	47-4619674

Name of Co-Obligor	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
D.R. Horton CA5, Inc.	Delaware	20-4974035
D.R. Horton Cruces Construction, Inc.	Delaware	65-1218942
D.R. Horton Hawaii LLC	Delaware	02-0548194
D.R. Horton LA North, Inc.	Delaware	65-1218941
D.R. Horton Los Angeles Holding Company, Inc.	California	75-2589298
D.R. Horton Management Company, Ltd.	Texas	75-2436079
D.R. Horton Materials, Inc.	Delaware	75-2926870
D.R. Horton Serenity Construction, LLC	Delaware	75-2926876
D.R. Horton VEN, Inc.	California	75-2589293
DRH – HWY 114, LLC	Delaware	83-1219778
DRH Cambridge Homes, LLC	Delaware	75-2797879
DRH Construction, Inc.	Delaware	75-2633738
DRH Phoenix East Construction, Inc.	Arizona	86-0533370
DRH Regrem VII, LP	Texas	75-2926874
DRH Regrem XII, LP	Texas	65-1218943
DRH Regrem XV, Inc.	Delaware	20-4974123
DRH Regrem XVI, Inc.	Delaware	20-4974218
DRH Regrem XVII, Inc.	Delaware	20-4974283
DRH Regrem XVIII, Inc.	Delaware	20-4974344
DRH Regrem XIX, Inc.	Delaware	20-4974420
DRH Regrem XX, Inc.	Delaware	20-4974895
DRH Regrem XXI, Inc.	Delaware	20-4975007
DRH Regrem XXII, Inc.	Delaware	20-4975092
DRH Regrem XXIII, Inc.	Delaware	20-4975165
DRH Regrem XXIV, Inc.	Delaware	20-4975234
DRH Regrem XXV, Inc.	Delaware	75-2440439
DRH Regrem LI, LLC	Delaware	83-1368494
DRH Regrem LII, LLC	Delaware	83-1383774
DRH Regrem LIII, LLC	Delaware	83-1401560
DRH Regrem LIV, LLC	Delaware	83-1421468
DRH Regrem LV, LLC	Delaware	83-1433653
DRH Regrem LVI, LLC	Delaware	87-1699563
DRH Regrem LVII, LLC	Delaware	87-1700384
DRH Regrem LVIII, LLC	Delaware	87-1710999
DRH Regrem LIX, LLC	Delaware	87-1711418
DRH Regrem LX, LLC	Delaware	87-1731583
DRH Regrem LXI, LLC	Delaware	87-1732212
DRH Regrem LXII, LLC	Delaware	87-1757426
DRH Regrem LXIII, LLC	Delaware	87-1758028
DRH Regrem LXIV, LLC	Delaware	87-1779564
DRH Regrem LXV, LLC	Delaware	87-1779977
DRH Southwest Construction, Inc.	California	75-2589289
DRH Tucson Construction, Inc.	Delaware	75-2709796
HPH Homebuilders 2000 L.P.	California	68-0368156
KDB Homes, Inc.	Delaware	86-0565376
Lexington Homes - DRH, LLC	Delaware	47-4659801
Meadows I, Ltd.	Delaware	75-2436082
Meadows II, Ltd.	Delaware	51-0342206
Meadows VIII, Ltd.	Delaware	75-2824511
Meadows IX, Inc.	New Jersey	75-2684821

Name of Co-Obligor	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Meadows X, Inc.	New Jersey	75-2684823
Melody Homes, Inc.	Delaware	88-0309544
Pacific Ridge – DRH, LLC	Delaware	46-1030683
Pensacola Land Company, LLC	Delaware	83-1310784
Schuler Homes of Arizona LLC	Delaware	99-0350555
Schuler Homes of California, Inc.	California	99-0328127
Schuler Homes of Oregon, Inc.	Oregon	99-0330791
Schuler Homes of Washington, Inc.	Washington	99-0329483
SGS Communities at Grande Quay L.L.C.	New Jersey	22-3481784
SHA Construction LLC	Delaware	86-1002579
SHLR of California, Inc.	California	99-0350554
SHLR of Nevada, Inc.	Nevada	99-0343628
SHLR of Washington, Inc.	Washington	99-0334375
SRHI LLC	Delaware	99-0343629
SSHI LLC	Delaware	91-1842222
Vertical Construction Corporation	Delaware	22-3216488
Walker Drive, LLC	Delaware	47-4681366
Western Pacific Housing-Antigua, LLC	Delaware	95-4750872
Western Pacific Housing-Broadway, LLC	Delaware	95-4850687
Western Pacific Housing-Canyon Park, LLC	Delaware	95-4716219
Western Pacific Housing-Carrillo, LLC	Delaware	95-4815705
Western Pacific Housing-Communications Hill, LLC	Delaware	95-4637162
Western Pacific Housing-Copper Canyon, LLC	Delaware	95-4817406
Western Pacific Housing-Creekside, LLC	Delaware	95-4769848
Western Pacific Housing-Lomas Verdes, LLC	Delaware	95-4783214
Western Pacific Housing-McGonigle Canyon, LLC	Delaware	95-4735759
Western Pacific Housing-Mountaingate, L.P.	California	95-4539564
Western Pacific Housing-Norco Estates, LLC	Delaware	95-4686652
Western Pacific Housing-Pacific Park II, LLC	Delaware	95-4636584
Western Pacific Housing-Park Avenue East, LLC	Delaware	52-2350169
Western Pacific Housing-Park Avenue West, LLC	Delaware	95-4888647
Western Pacific Housing-Playa Vista, LLC	Delaware	95-4879655
Western Pacific Housing-River Ridge, LLC	Delaware	95-4870837
Western Pacific Housing-Terra Bay Duets, LLC	Delaware	95-4878114
Western Pacific Housing-Torrey Meadows, LLC	Delaware	95-4878113
Western Pacific Housing-Torrey Village Center, LLC	Delaware	95-4837541
Western Pacific Housing-Windemere, LLC	Delaware	95-4879656
Western Pacific Housing, Inc.	Delaware	95-4887164
Western Pacific Housing Management, Inc.	California	95-4692688
WPH-Camino Ruiz, LLC	Delaware	95-4802985

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

State of North Carolina – Commissioner of Banks

State of North Carolina

Raleigh, North Carolina

Federal Reserve Bank of Richmond

Post Office Box 27622

Richmond, VA 23261

Federal Deposit Insurance Corporation

Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligors, none of the obligors are affiliates of the trustee.

Items 3-15	No responses are included for Items 3-15. Responses to those items are not required because, as provided in General Instruction B, the obligors are not in default on any securities issued under indentures under which Truist Bank is a trustee and Truist Bank is not a foreign trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

Exhibit 1.	A copy of the Articles of Incorporation for Truist Bank. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 2.	The authority of Truist Bank to commence business was granted under the Articles of Incorporation for Truist Bank. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 3.	The authorization to exercise corporate trust powers was granted by the State of North Carolina Commissioner of Banks in the Authority to Act as Fiduciary without Bond Certificate. (See Exhibit 3 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 4.	A copy of the existing By-Laws of Truist Bank. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).

Exhibit 7.	The Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, is attached as Exhibit 7.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Truist Bank, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 24th day of July, 2024.

TRUIST BANK

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

Exhibit 7

CONSOLIDATED BALANCE SHEETS

TRUIST FINANCIAL CORPORATION AND SUBSIDIARIES

(Dollars in millions, except per share data, shares in thousands)	Dec 31, 2023	Dec 31, 2022
Assets
Cash and due from banks	$5,072	$5,379
Interest-bearing deposits with banks	25,572	16,042
Securities borrowed or purchased under agreements to resell	2,378	3,181
Trading assets at fair value	4,332	4,905
AFS securities at fair value	67,366	71,801
HTM securities (fair value of $44,630 and $47,791, respectively)	54,107	57,713
LHFS (including $852 and $1,065 at fair value, respectively)	1,280	1,444
Loans and leases (including $15 and $18 at fair value, respectively)	312,061	325,991
ALLL	(4,798)	(4,377)

Loans and leases, net of ALLL	307,263	321,614

Premises and equipment	3,370	3,605
Goodwill	20,901	27,013
CDI and other intangible assets	3,160	3,672
Loan servicing rights at fair value	3,378	3,758
Other assets (including $1,311 and $1,582 at fair value, respectively)	37,170	35,128

Total assets	$535,349	$555,255

Liabilities
Noninterest-bearing deposits	$111,624	$135,742
Interest-bearing deposits	284,241	277,753
Short-term borrowings (including $1,625 and $1,551 at fair value, respectively)	24,828	23,422
Long-term debt	38,918	43,203
Other liabilities (including $2,597 and $2,971 at fair value, respectively)	16,485	14,598

Total liabilities	476,096	494,718

Shareholders’ Equity
Preferred stock	6,673	6,673
Common stock, $5 par value	6,669	6,634
Additional paid-in capital	36,177	34,544
Retained earnings	22,088	26,264
AOCI, net of deferred income taxes	(12,506)	(13,601)
Noncontrolling interests	152	23

Total shareholders’ equity	59,253	60,537

Total liabilities and shareholders’ equity	$535,349	$555,255

Common shares outstanding	1,333,743	1,326,829
Common shares authorized	2,000,000	2,000,000
Preferred shares outstanding	223	223
Preferred shares authorized	5,000	5,000